UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 31, 2009

ADVANCED LIFE SCIENCES HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51436	30-0296543
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1440 Davey Road Woodridge, Illinois		60517
(Address of principal executive offices)		(Zip Code)

(630) 739-6744

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01     Other Events.

On July 31, 2009, Advanced Life Sciences announced that it received a complete response letter from the U.S. Food and Drug Administration (FDA) regarding its New Drug Application (NDA) for Restanza™ (cethromycin) for the outpatient treatment of adults with mild-to-moderate community acquired pneumonia (CAP).  In its letter, the FDA indicated that they cannot approve the application for Restanza in its current form and that, to gain approval, additional clinical data is required to demonstrate efficacy. Advanced Life Sciences submitted the NDA in September 2008 based on the results of 53 clinical studies including pivotal Phase 3 studies in CAP and a safety database of over 5,000 patients.

On June 2, 2009, the FDA Anti-Infective Drugs Advisory Committee (AIDAC) reviewed the Restanza NDA. The AIDAC voted that Restanza demonstrated safety for the outpatient treatment of adults with mild-to-moderate CAP, but voted that Restanza did not demonstrate efficacy in the treatment of CAP. The AIDAC’s negative vote on the drug candidate’s efficacy followed a discussion that the Restanza NDA included data on patients with mild-to-moderate disease and that the new draft guidance for developing treatments for CAP, released by the FDA in March 2009, requires the enrollment of moderate-to-severe CAP patients for approval in the mild-to-moderate CAP indication. Advanced Life Sciences’ pivotal Phase 3 program included in the NDA was designed and conducted under prior FDA guidance and before the new draft guidance was released.

Advanced Life Sciences intends to comply with the FDA’s recommendations and continue to pursue approval of Restanza in CAP. The Company believes that an additional clinical study designed to demonstrate efficacy in a more severe CAP population will likely be required for the approval of Restanza.  Advanced Life Sciences is moving expeditiously to develop a protocol for an additional Phase 3 trial that is designed to satisfy the FDA’s request for additional efficacy information. The Company intends to meet with and work closely with the FDA to design and establish a protocol under a Special Protocol Assessment.  Advanced Life Sciences is currently developing and evaluating the scope of the additional Phase 3 trial and, following input from the FDA, will be able to provide an estimate of the cost and timing of the additional Phase 3 trial.

A copy of the press release dated July 31, 2009 announcing the Company’s receipt of a complete response letter from the FDA regarding its NDA for Restanza is attached hereto as Exhibit 99.1.

Item 9.01.    Financial Statements and Exhibits.

(d)         Exhibits:

99.1     Press Release dated July 31, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED LIFE SCIENCES HOLDINGS, INC.

Dated: July 31, 2009	By:	/s/ Michael T. Flavin
	Name:	Michael T. Flavin, Ph.D.
	Title:	Chairman and Chief Executive Officer

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated July 31, 2009.